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                                                                 EXHIBIT 10.14
                                   CONTRACT

This contract between LiveWorld Productions (LWPP) and NFOR Research (NFOR) creates a long term strategic alliance to combine NFOR's market research expertise with LiveWorld's on-line community/chat services capabilities to provide high-speed qualitative market research to clients throughout the US and eventually, the world.

In summary, NFOR will manage all aspects of marketing and sales, client contact, research methodology, sample acquisition, panel management, report preparation, and financial control. LWPP will provide the technical infrastructure, provide and manage the software required to facilitate the online focus groups, and manage the actual conduct of the chat/focus groups. Both firms will work together to manage the moderation of the focus groups.

Specific details include the following:

*    Pricing:

          => The two companies have to agree on pricing of these joint products.


          => NFOR will sell text chat based focus groups for $9,500 for the first two sessions and $3,500 for the third through "n" sessions. We expect most studies to require two or more groups.

          => Price includes: Simple, high incidence screener, basic moderation, and top line report.

          =>  Price does not include incentives to participants.


          =>  Participant incentives will range from $20 to $30 per session
               (some samples such as doctors could be higher) and will be billed as out of pocket expenses directly to the client.

          =>  NFOR will charge more for moderators with content expertise (such as medical, automotive, electronics, high tech, software,.....).

          => NFOR will levy additional charges for acquiring low incidence participants:

                    * $2,500 for participant incidence from 11% to 30% of the NFOR panel


                    *    $4,000 for incidence levels 10% or below.

                    *    Quota samples will have comparable surcharges.

          => NFOR will charge additional fees for production (if production is ordered) for focus groups that include graphic screens, audio, 3D and/or video implementation. Actual pricing is TBD and will require agreement by both NFOR and LiveWorld.






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          =>  The two companies through mutual agreement may jointly develop additional market research products and both parties will agree the pricing for these.

*    LiveWorld's Commitment On Technology and Operations

          => LWP will provide its current chat technology and its upgrades for use by the two companies in the jointly offered market research product line

          => LWP will make reasonable commercial efforts to advance its chat technologies to increase the number of NFOR panelists who can participate in NFOR's chat research. LiveWorld will make reasonable commercial efforts to develop a means to deploy LiveWorld technology with panelists using AOL browsers.

          => LWP will continue to make reasonable commercial efforts adapt to new relevant technology, such as Microsoft Normandy or other software or transport protocol changes.

          => LWP will work with NFOR to make reasonable commercial efforts to deploy or develop push technologies to automate the user upgrade process.

          => LWP will maintain sufficient server capacity to meet NFOR's research needs for the joint products.

          => LWP will provide the operational staff required to manage the conduct of the joint products including scheduling, server capacity management, graphic/video/audio object management, and moderator coordination.

* NFOR's Commitment on Sales, Marketing, NFOR Panel and Implementation. NFOR will:

          => Make reasonable best efforts to sell, market and implement these services

          => Provide panel database functionality, panel database, screening and recruiting of subjects, and technical support to panel before and during focus groups.

          => Provide invoicing, revenue collection, payments to appropriate parties.

          =>  Provide, in general, its market research expertise.

          => Make reasonable commercial efforts to expand its panel services to build critical mass audience to enable offering the joint products to research subjects in Europe and Asia.

          => Make reasonable commercial efforts to expand the percentage of the NFOR panelists that can participate in on-line interactive focus groups.

          => Will introduce appropriate NFOR clients to LiveWorld for the purpose of LiveWorld soliciting their business for other LiveWorld Products.

          =>  Will promote LiveWorld as the partner for these groups providing quality community services.
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*    Moderation of Focus Groups/Chats

          => In some cases, LWP will provide content moderation; in others, NFOR will take responsibility for moderating the groups; in still others, NFOR will provide content specialists and LWP will provide audience and/or technical moderation.

          => In certain instances, moderators with special expertise (such as medical expertise from M/K or financial services from PSI, or high tech within Interactive) will be the most appropriate individuals to conduct the focus groups. In these instances a technical moderator from LiveWorld will be required for audience and/or technical support during the session and training for the industry specialist prior to the session.

          => LWP will work with NFOR to create a moderator pool comprised of individuals with varying levels of capabilities that range from technical facilitators to content specialists who are experienced in focus group moderation. LWP will focus on providing facilitation and simple moderation skills; NFOR, on content and focus group expertise.

          => LWP commits to training NFOR and LWP moderators on use of LWP technologies.

          => Both companies recognize the importance of effective focus group moderation and commit to work together to ensure that client expectations are met.

*    Deliverables

          => The content expert for each project will be responsible for the delivery of a top line summary report to the client. In most cases, NFO will be responsible for report preparation.

          =>  The content of the report will usually be as follows:

                    *    Objectives and methods (1 page bulleted text)

                    * Major findings: bulleted findings supported by verbatim (2-3 pages bulleted text)

                    *    Transcription of sessions.

                    *    Demographics of attendees (no names).

          => Deliverable due within two working days of completion of the groups.

*    Financial Understanding

          =>  LWP recognizes that market research is NFOR's primary business;
               NFOR recognizes that leveraging the value of its community chat model across numerous applications is LWP's primary business.

          =>  NFOR will recognize all the revenue associated with the research services of the alliance.
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          =>  For LWP's contributions to the conduct of a specific project, NFOR will pay to LWP 20% of a project's revenues (see pricing above) less certain costs incurred by both parties; these include standard technical moderation charges, standard and special content moderation, compensation to participants, and low incidence screener charges. The following are charges for standard items (see spread sheet for examples of how this arrangement will work.):


                    * $150/group for costs associated with technical moderation to LWP


                    * $250/group for costs associated with basic content moderation to whichever party provides the content moderation

          =>  There is no specific license fee for NFOR's use of LWP's software.

*    Billing

          => NFOR will manage all billing directly to the client, including clients referred to NFOR by LWP.

          => In those cases, when a LiveWorld client wants the joint products billed by LiveWorld as part of a LiveWorld package, NFOR will consider LiveWorld to be the client and will bill accordingly.

          => NFOR will compensate LWP directly within a 30 days time of NFOR's collection of revenues from the client and NFOR will make reasonable commercial efforts to invoice and collect such revenue within 30 days of a project's completion.

*    Partnering Commitments

          => The LiveWorld Talk City website will maintain a prominent link to NFOR's panel recruitment site with a banner or icon, which is labeled appropriately to invite Talk City visitors to join the NFOR Panel.

          => In the NFOR Interactive website, NFOR will maintain a prominent link to LWP's Talk City site inviting visitors to visit Talk City.

          => LWP will work with NFOR to build a template for all NFOR focus groups. The template will identify both NFOR and Talk City.

          => NFOR Research will perform periodic market research for LWP. The charge for this research will be at NFOR's recovery rate; charges will offset fees owed by NFOR to LWP. The amount of research performed by NFOR for LWP and as measured by the recovery costs associated with its execution, will be limited to the amount owed by NFOR to LWP unless otherwise expressly agreed to in writing by NFOR and LWP.

          =>  NFOR will use the Talk City Logo in its Interactive Sales
               Presentations, and will represent to our customers that we have selected LiveWorld and Talk City





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               due to the quality community services, the firm's technology, its technology capabilities and the firms experienced staff.

          => Both companies will promote the joint market research products to their respective customers and to the marketplace and in general recommend that its customers (advertiser, research buyers etc. (not panel members or audience members) consider the other products of the partner company and make introductions as appropriate.

          => Both companies understand that the other's employees and contractors are critical factors and assets to the respective company's business and market differentiation. Each will endeavor not to hire each other's people during the term of this contract and for one year after its expiration.

     Exclusivity

          => NFOR and LiveWorld agree to work with the other exclusively for a period of 36 months as follows:

          =>  LiveWorld will not jointly market, sell and implement community
               (including chat, discussion board or other community dialogue type applications) based on-line market research with any other company, including but not limited to market research companies such as NPD, Market Facts, M/A/R/C/. Intelliquest, IDC, Computer Intelligence, and Dataquest. This does not restrict LiveWorld from researching its own community, or providing statistics or other information derived from LiveWorld's services to others including but not limited to partners or customers. Further, LiveWorld is not restricted from providing syndicated survey research based on surveys of its audience or the audiences of partners and customers.

          =>  NFOR will not jointly market, sell and implement community
               (including chat, discussion board or other community dialogue type applications) based on-line market research with any other company, including but not limited to on-line companies such as AOL, MSN, CompuServe, Prodigy, Yahoo, Village, This does not restrict NFOR from recruiting panelists via the Internet, or conducting on-line survey research for other chat oriented companies.

          => Should either party propose a new (beyond scope of this agreement) market research service to the other, but the second party is not be interested in pursuing it, then the first party can pursue it on its own.

     Term and Severance

          => The term of this agreement shall be 36 months from the date of signing this agreement and renewable

          => Either party may cancel this contract with six months written notice.

          => During such a six month period, both parties will be responsible to implement the services described in this contract with the other.

Signed:

/s/ Signature Illegible                 /s/ Signature Illegible

Charles B. Hamlin                       Peter Friedman
NFO Research, Inc.                      LiveWorld Productions

Date: May/13/1997                       Date: May/13/1997